UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K/A
(Amendment No.1)

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2010

______________

LEGEND INTERNATIONAL HOLDINGS, INC
(Exact name of registrant as specified in its charter)

______________

Delaware	000-32551	23-3067904
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Level 8, 580 St Kilda Road, Melbourne, Victoria Australia 3004
(Address of Principal Executive Office) (Zip Code)

61-3-8532-2866
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Press Release Dated May 10, 2010

LEGEND INTERNATIONAL HOLDINGS INC ANNOUNCES SIGNIFICANT MILESTONES
ACHIEVED AND PROJECT UPDATE FOR THE GEORGINA BASIN PHOSPHATE PROJECT

Melbourne Australia – May 10, 2010 – Legend International Holdings, Inc (OTCBB: LGDI) is pleased to announce significant milestones achieved and a project update for its Georgina Basin Phosphate Project in Queensland, Australia. The highlights of this announcement include:

●	Wengfu (Group) Ltd feasibility study on track for completion this quarter.

●	Paradise South (Lady Annie) Australian JORC code compliant Inferred Mineral Resource estimate completed with an approximate 80% increase in tonnage when compared to historical results.

●	Legend signs Memorandum of Understanding (MoU) with Xstrata regarding supply of sulphuric acid to a phosphoric acid plant in Mt Isa.

●	Legend and Coogee Chemicals Ltd signs MoU to develop a Joint Venture for the production of sulphuric acid, phosphoric acid storage and sulphuric acid storage for the phosphoric acid plant.

●	Legend signs landmark agreements with the Traditional Aboriginal Owners for Paradise North and D-Tree mining leases.

Wengfu Feasibility Study Progress

The current feasibility study being conducted by Wengfu is progressing well and is on track for completion with conclusions due late next month. The study currently underway is investigating the feasibility of mining and using high grade washed phosphate rock from Paradise North to supply a phosphoric acid plant. The study covers for a beneficiation plant, a phosphoric acid plant, a sulphuric acid plant, a DAP/MAP plant, an anhydrous hydrogen fluoride plant as well as corresponding utilities and auxiliary facilities.

Paradise South Initial JORC Resource Estimate

An initial Australian JORC code compliant Inferred Mineral Resource Estimate1 for a partial area of Paradise South (formerly Lady Annie) has been completed and reports a total of 72 million tonnes @ 17% P2O5 at a minimum cut off grade of 12% P2O5.

Based on historical results Legend was targeting an area which was estimated to have a tonnage of approximately 40 million tonnes. This area covers approximately 10% of the historical resource and was targeted to supply the initial phases of a flotation beneficiation plant. The result of 72 million tonnes is a significant increase to the expected 40 million tonnes and is a direct result of Legend’s demonstrated ability to process low to medium grade phosphate rock through flotation beneficiation. Legend’s previous testwork on flotation which culminated in the successful operation of a pilot plant in 2009 has allowed the resource to be modelled as a bulk mining operation with thick (average 10m) continuous seams of phosphate mineralisation; amenable to recovery through flotation and able to produce a rock concentrate highly suitable for world market quality phosphoric acid manufacture.

It has also been found that many historical drill holes did not fully penetrate the whole phosphate layer at Paradise South. Legend’s recent drilling has extended the width of the known phosphate layer thereby also increasing the resource tonnage when compared to the historical estimate. It can be reasonably assumed that the remainder of the untested resource at Paradise South will also show significant increases in tonnage once redrilled.

Memorandum of Understanding with Xstrata for Sulphuric Acid Supply.

Legend and Mt Isa Mines Ltd, a 100% subsidiary of Xstrata, have signed a MoU in order to work in collaboration to determine a mutually acceptable operational and commercial agreement for the supply of either sulphur dioxide gas or sulphuric acid suitable for use in the proposed phosphoric acid plant in Mt Isa.

2

Memorandum of Understanding with Coogee Chemicals Pty Ltd.

Legend and Coogee have signed a MoU in order to work in collaboration to determine a mutually acceptable operational and commercial agreement for the formation of a Joint Venture for the production of sulphuric acid, phosphoric acid storage and sulphuric acid storage for the proposed phosphoric acid plant.

Agreements signed with Traditional Aboriginal Owners

Legend has negotiated and signed agreements with the Indjilandji-Dhidhanu People under Section 31 of the Native Title Act for the development of the D-Tree North (ML90190) and Paradise North (ML90191) mine leases. Legend has also negotiated and signed an access agreement with the Kalkadoon People #4 under Section 10 of the Mineral Resources Act for road access to the Paradise North (ML90191) mine lease. The signed agreements have been passed to Queensland Mines & Energy to enable granting of the mine leases. The agreements were negotiated in good faith which has developed a strong working relationship for development of these and other mines Legend currently has under application in the region.

Forward-Looking Statements

Forward-looking statements in this press release are made pursuant to the “safe harbour” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the risks of exploration and development stage projects, risks associated with environmental and other regulatory matters, mining risks and competition and the volatility of mineral prices. Actual results and timetables could vary significantly. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s fiscal 2009 Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

For further information, please contact:

Mr. Joseph Gutnick	General Manager Business
Chief Executive Officer	New York Office
Legend International Holdings, Inc.	Legend International Holdings, Inc.
Tel: +011 613 8532 2866	Tel: (212) 223 0018
Fax: +011 613 8532 2805	Fax: (212) 223 1169
E-mail: josephg@axisc.com.au	E-mail: legendinfo@axisc.com.au

The information in this report which relates to Paradise South Mineral Resources is based on a resource estimate compiled by Mr Allan McGill, MAusIMM CP, who is a full time employee of Legend International Holdings. Mr McGill has sufficient experience which is relevant to the style of mineralisation and type of deposit under consideration and to the activity which he is undertaking to qualify as a Competent Person as defined in the 2004 Edition of the “Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves”. Mr McGill consents to the inclusion in the report of the matters based on his information in the form and context in which it appears.

1. Mineral resources (“resources”) have been calculated as at May 10, 2010 in accordance with JORC Code (2004) guidelines. For United States reporting purposes, Industry Guide 7, (under the Securities and Exchange Act of 1934), as interpreted by Staff of the SEC, applies different standards in order to classify mineralization as a reserve. Accordingly, for U.S. reporting purposes, Paradise South is classified as non reserve mineralized material. In addition, while the terms “measured”, “indicated” and “inferred” mineral resources are required pursuant to the JORC Code, the U.S. Securities and Exchange Commission does not recognize such terms. JORC standards differ significantly from the requirements of the U.S. Securities and Exchange Commission, and mineral resource information contained herein is not comparable to similar information regarding mineral reserves disclosed in accordance with the requirements of the U.S. Securities and Exchange Commission. U.S. investors should understand that “inferred” mineral resources have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. In addition, U.S. investors are cautioned not to assume that any part or all of Legend’s mineral resources constitute or will be converted into reserves.

Item 9.01:                   Financial Statement and Exhibits

99.1:           Press release dated May 10, 2010

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LEGEND INTERNATIONAL HOLDINGS, INC.

By:	/s/ Peter Lee
Peter Lee Secretary

Date:  December 21, 2010